EXHIBIT 23.1

To the Board of Directors and Stockholders of

Simplicity Esports and Gaming Company

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Pre-Effective Amendment No. 6 to the Registration Statement of Simplicity Esports and Gaming Company on Form S-1 of our report dated August 31, 2020 with respect to our audit of the financial statements of Simplicity Esports and Gaming Company (formerly known as I-AM Capital Acquisition Company) as of May 31, 2020 and 2019 and for the years ended May 31, 2020 and 2019 (which report expresses an unqualified opinion and includes an explanatory paragraph related to Simplicity Esports and Gaming Company’s ability to continue as a going concern), which appears in the Prospectus, which is part of this Pre-Effective Amendment No. 6 to the Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Pre-Effective Amendment No. 6 to the Registration Statement.

/s/ Prager Metis CPAs, LLC

Prager Metis CPAs, LLC
Basking Ridge, New Jersey
July 15, 2021